EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into on June 6, 2004 by and between YP Corp., a Nevada corporation (the "Company") and Peter J. Bergmann ("Executive").

     In consideration of the mutual promises, covenants and agreements herein contained, intending to be legally bound, the parties agree as follows:

     1.   Employment.  The  Company  hereby  agrees  to  employ  Executive,  and
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Executive  hereby  agrees to serve, subject to the provisions of this Agreement, as an employee of the Company in the position of Chief Executive Officer, President and Chairman. Executive will perform all services and acts reasonably necessary to fulfill the duties and responsibilities of his position and will render such services on the terms set forth herein and will report to the Company's Board of Directors (the "Board"). In addition, Executive will have such other executive and managerial powers and duties with respect to the Company as may be reasonably required to perform his services and fulfill his duties hereunder and as otherwise may reasonably be assigned to him by the Board, to the extent consistent with his position and status as set forth above. Executive agrees to devote his business time, attention and energies to the extent reasonably necessary to perform the duties assigned hereunder, and to perform such duties diligently, faithfully and to the best of his abilities. It is expressly understood and agreed that Executive shall have the right to engage in any activities that are generally engaged in by executives of his position and status, provided that Executive agrees to refrain from any activity that does, will or could reasonably be deemed to conflict with the best interests of the Company. Notwithstanding the foregoing, Company acknowledges and agrees that during the Term Executive shall have the right to (i) engage in activities as a producer, director and consultant with respect to various projects in the motion picture, television and related entertainment industries ("Outside Activities") and (ii) render Executive's services as an employee, officer, director, agent, consultant, independent contractor, proprietor, principal, or partner of and/or to have a "financial interest" in any business engaging in such Outside
Activities; provided that Executive agrees that engaging in such Outside Activities shall not substantially interfere with the performance of Executive's duties hereunder.

     2.   Term.  This  Agreement  is  for  the  three-year  period  (the "Term")
          ----
commencing on the date hereof and terminating on the third anniversary of such date, or upon the date of termination of employment pursuant to Section 8 of
                                                                    ---------
this  Agreement;  provided, however, that commencing on the third anniversary of
                  --------  -------
the date hereof and each anniversary thereafter the Term will automatically be extended for one additional year unless, not later than 30 days prior to any such anniversary, either party hereto will have notified the other party hereto that such extension will not take effect, in which event the Term shall end on the last day of the then current period.

     3.   Place  of  Performance.  Except  for  required travel on the Company's
          ----------------------
business, Executive will perform the majority of his duties and conduct the majority of his business on behalf of the Company at the Company's offices in Mesa, Arizona and at Executive's office in Marina del Rey, California.


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     4.   Compensation.
          ------------
          (a)  Salary.  Executive's  salary  during  the  first  year  of  this
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Agreement  will be at the annual rate of $200,000 (the "Annual Salary"), payable in accordance with the Company's regular payroll practices. All applicable withholdings, including taxes, will be deducted from such payments. The Annual Salary will be increased to $225,000 during the second year of this Agreement and to $275,000 during the third year of this Agreement. Thereafter, the Annual Salary will be as determined by the Compensation Committee of the Board, but shall in no event be less than 110% of the previous year's Annual Salary.

          (b)  Signing  Bonus.  Executive  will  receive  $190,000  as  a
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nonreturnable,  nonrefundable  signing  bonus payable upon the execution of this
Agreement,  subject  to  all  applicable  withholdings,  including  taxes.

          (c)  Performance  Bonuses.  Executive will receive a one-time bonus of
               --------------------
$130,000 upon the resolution of existing and outstanding corporate issues involving the Company as determined by the Board in its reasonable business judgment, but in no event later than the date one year from the date above. Additionally, promptly following the commencement of each fiscal year, Executive will receive an annual bonus of $135,000 in the event that the Company's basic earnings per share (as reported in the Company's SEC reports) for that respective fiscal year ended September 30, exceed the prior fiscal year's basic earnings per share by a minimum of 40%. To the extent such test is met, the bonus will be paid to Executive no later than 30 days after the Company receives from its independent public accountants the audited financial statements for the relevant fiscal year indicating that the Company's basic earnings per share for such fiscal year exceed the basic earnings per share for the prior year by a minimum of 40%. All bonuses payable under this Section 4(c) will be subject to
                                                 ------------
all  applicable  withholdings,  including  taxes.

          (d)  Discretionary  Bonus.  During  each  year  of  the  Term,  the
               --------------------
Compensation Committee of the Board will review Executive's performance and may, in its sole discretion, cause to be paid to Executive a discretionary bonus in addition to the Annual Salary and other bonuses, subject to all applicable withholdings, including taxes.

          (e)  Restricted  Stock.  Promptly  following  the date of execution of
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this  Agreement,  the  Company  will grant 1,000,000 shares of restricted common stock of the Company, $.001 par value, to Executive ("Restricted Stock") and pursuant to a form of Restricted Stock Agreement used by the Company which shall be provided to Executive prior to the execution of this Agreement. The Restricted Stock will vest in accordance with the terms of the Restricted Stock Agreement, provided that Executive's employment is not terminated pursuant to
Section  8(iii)  below.  In  the event that Executive's employment is terminated
---------------
pursuant  to  Section  8(vi) below, such Restricted Stock shall vest immediately
              --------------
upon notice of termination. The Restricted Stock will be subject in all respects to the terms and conditions of the Restricted Stock Agreement. The Company will register those shares of Restricted Stock for which contractual transfer restrictions have lapsed with the Securities and Exchange Commission within 60 days of such vesting and, in any event, will endeavor (using reasonable commercial efforts) to obtain an effective registration statement with respect to such shares of Restricted Stock within 90 days of vesting.


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          (f)  Housing  Allowance.  For  the first 18 months of the Term of this
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Agreement,  Executive  will  receive  $2,000  per  month  to  defray the cost of maintaining a home in Arizona. Thereafter, the Board will review the allowance and provide it to Executive as necessary and appropriate as reasonably determined by the Board.

          (g)  Automobile.  Executive  will  be  provided with an automobile for
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Executive's use and Company shall pay all related costs and expenses, including, but  not  limited  to,  fuel,  oil,  maintenance, repairs, garage and insurance.

          (h)  Mobile  Phone  Allowance.  Executive  will  be reimbursed for two
               ------------------------
cellular  telephones  and  their  reasonable  usage.

          (i)  Office.  Executive  shall  be  provided  with an executive office
               ------
suitable for his position and status. Company, at its sole cost and expense, shall provide Executive with assistants at both his Arizona and California offices.

     5.   Business  Expenses.  During  the  Term,  the  Company  will  reimburse
          ------------------
Executive for all business expenses incurred by him in connection with his employment, including first class travel and top line accommodations, upon submission by the Executive of receipts and other documentation in conformance with the Company's normal procedures for executives of Executive's position and status.

     6.   Vacation,  Holidays and Sick Leave. During the Term, Executive will be
          ------------------------------------
entitled to paid vacation (25 business days per calendar year), paid holidays and paid sick leave in accordance with the Company's standard policies for its officers, as may be amended from time to time.

     7.   Benefits.  During  the Term, Executive will be eligible to participate
          --------
fully in all health, disability and dental benefits, insurance programs, pension and retirement plans and other employee benefit and compensation arrangements (collectively, the "Employee Benefits") available to senior officers of the Company generally, as the same may be amended from time to time by the Board. Without limiting the generality of the foregoing, Company shall reimburse Executive for any and all medical and dental costs and expenses incurred by Executive and/or his significant other to the extent that such costs and expenses are not covered by Company's insurance policies.

     8.   Termination  of  Employment.
          ---------------------------
          (a) Notwithstanding any provision of this Agreement to the contrary, the employment of Executive hereunder will terminate on the first to occur of the following dates:

               (i)  the  date  of  Executive's  death;

               (ii) the date on which Executive has experienced a Disability (as defined below), and the Company gives Executive notice of termination on account of Disability;

               (iii) the date on which Executive has engaged in conduct that constitutes Cause (as defined below), and the Company gives Executive notice of termination for Cause;


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
               (iv) expiration  of  the  Term  without  renewal  or  extension;

               (v) the date on which the Company gives Executive notice of termination for any reason other than the reasons set forth in (i) through (iv) above; or

               (vi) the date on which Executive gives the Company notice of termination for Good Reason (as defined below).

          (b) For purposes of this Agreement, "Disability" will mean an illness injury or other incapacitating condition as a result of which Executive is unable to perform, with reasonable accommodation, the services required to be performed under this Agreement for 180 consecutive days during the Term. In any such event, the Company, in its sole discretion, may terminate this Agreement by giving notice to Executive of termination for Disability. Executive agrees to submit to such medical examinations as may be necessary to determine whether a Disability exists, pursuant to such reasonable requests made by the Company from time to time. Any determination as to the existence of a Disability will be made by a physician mutually selected by the Company and Executive.

          (c) For purposes of this Agreement, "Cause" will mean the occurrence of any of the following events, as reasonably determined by the Board:

               (i) Executive's willful and continued failure to substantially perform his duties hereunder;

               (ii) Executive's conviction of a felony, or his guilty plea to or entry of a nolo contendere plea to a felony charge;

               (iii) the willful engaging by Executive in conduct that is materially injurious to the Company's business or reputation; or

               (iv) Executive's breach of any material term of this Agreement or the Company's written policies and procedures, as in effect from time to time; provided, however, that with respect to (i), (iii) or (iv) above, such termination for Cause will only be effective if the conduct constituting Cause is not cured by Executive within 30 days of receipt by Executive of notice specifying in reasonable detail the nature of the alleged breach. For purposes of this subparagraph (c), no act or omission by Executive shall be considered "willful" unless done, or not done, by Executive in bad faith or without reasonable belief that such act or omission was in the best interests of Company, and any act or omission by Executive based upon or consistent with authority given to Executive under this Agreement or by the Board or upon advise of Company's counsel, shall be conclusively presumed to be done in good faith and in the best interests of Company .

          (d) For purposes of this Agreement, "Good Reason" will mean the occurrence of any of the following events, as reasonably determined by
Executive:

               (i) a substantial reduction in Executive's responsibilities and duties by the Board, but excluding for reasons of Cause;


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
               (ii) the failure of the Company to pay Executive his total Annual Salary and/or bonuses earned (not including discretionary bonuses);

               (iii) the Company's breach of any material term of this Agreement; provided that in all cases Executive will have provided the Company with notice and not less than a 15 calendar day opportunity to cure the conduct that Executive claims constitutes Good Reason; and/or

               (iv) a Change of Control shall have occurred. For purposes of this Agreement, "Change of Control" shall have the meaning ascribed to it in the Company's 2003 Stock Plan.

     9.   Compensation  in  Event  of Termination. Upon termination of the Term,
          ------------------------------------
this Agreement will terminate and the Company will have no further obligation to Executive except to pay the amounts set forth in this Section 9.
                                                                ----------
          (a) In the event Executive's employment is terminated pursuant to Sections 8(a)(i), (ii), (iii) or (iv) on or before the expiration of the Term, Executive or his estate, conservator or designated beneficiary, as the case may be, will be entitled to payment of any earned but unpaid Annual Salary for the year in which the Executive's employment is terminated through the date of termination, as well as any accrued but unused vacation, reimbursement of expenses and vested benefits to which Executive is entitled in accordance with the terms of each applicable Employee Benefits plan.

          (b)  In  the  event  Executive's  employment is terminated pursuant to
Section 8(a)(v) or (vi) on or before the expiration of the Term, Executive will be entitled to receive on the date of termination, as his sole and exclusive remedy, a lump sum amount equal to 18 months of payments that Executive would receive under the Agreement if his employment with the Company had not been terminated, including, but not limited to, the Annual Salary in effect at the time of termination and bonuses (payable at time they would be otherwise be payable), vacation, benefits and reimbursement of expenses.

          (c) In the event that it shall be determined by the Company's public accounting firm that any payment or distribution by the Company or its affiliated companies to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any adjustment required under this
Section  9(c)  (a  "Payment")),  would  be  subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended or any amendment, replacement or similar provision thereto, or any interest or penalties are incurred by Executive (other than interest or penalties incurred as a result of Executive's failure promptly to file appropriate tax returns or amended tax returns after notification of such determination by the Company's public accounting firm) with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive within 30 days following such determination or such occurrence, as the case may be, an additional payment (a "Gross Up Payment") in an amount such that after payment by Executive of the Excise Tax imposed upon the Gross-Up Payment, Executive will retain an amount equal to the amount he would have retained had no Exercise Tax been imposed.


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
     10.  Confidentiality.  Executive  covenants  and  agrees  that  he will not
          ---------------
at any time during or after the end of the Term, without written consent of the Company or as may be required by law or valid legal process, directly or indirectly, use for his own account, or disclose to any person, firm or corporation, other than authorized officers, directors, attorneys, accountants and employees of the Company or its subsidiaries, Confidential Information (as hereinafter defined) of the Company. As used herein, "Confidential Information" of the Company means information about the Company of any kind, nature or description, including but not limited to, any proprietary information, trade secrets, data, formulae, supplier, client and customer lists or requirements, price lists or pricing structures, marketing and sales information, business plans or dealings and financial information and plans as well as all papers, resumes and records (including computer records) that are disclosed to or otherwise known to Executive as a direct or indirect consequence of Executive's employment with the Company, which information is not generally known to the public or in the businesses in which the Company is engaged. Confidential Information also includes any information furnished to the Company by a third party with restrictions on its use or further disclosure.

     11.  Nonsolicitation  and  Noninterference.
          -------------------------------------

          (a)  Customers  and Suppliers. While employed by the Company and for a
               -------------------------
one-year period thereafter, Executive will not, directly or indirectly, solicit or influence or attempt to solicit or influence any current or prospective customer, client, vendor or supplier of the Company or any of its affiliates or subsidiaries to divert their business to any Competitor (as defined below) of the Company (whether or not exclusive) or otherwise terminate his or its relationship with the Company.

          (b)  Employees.

               (i) Executive recognizes that, as a result of Executive's association with the Company, he will possess confidential information about other employees or consultants of the Company and its subsidiaries and affiliates relating to their education, experience, skills, abilities, compensation and benefits, and their interpersonal relationships with customers. Executive acknowledges and agrees that the information he possesses or will possess about these other employees or consultants is not generally known, is of substantial value to the Company and its affiliates and subsidiaries in developing its business and in securing and retaining customers, and is, will be or may be known to Executive because of his employment with the Company.

               (ii) Accordingly, Executive agrees that, while employed by the Company and for a one-year period thereafter, Executive will not, directly or indirectly, induce, solicit or recruit any employee or consultant of the Company or its subsidiaries or affiliates for the purpose of (A) being employed by Executive or by any Competitor of the Company or (B) causing such individual to terminate his or her employment relationship with the Company for any purpose or no purpose.

               (iii) For purposes of this Agreement, a "Competitor" will mean any other entity or person that provides or proposes to provide services or products similar in kind or purpose to those provided or proposed to be provided by the Company during the Term.


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
               (iv) The provisions of Sections 11(a) and (b) above shall not apply in the event that Executive terminates this Agreement for Good Reason.

     12.  Rights  and  Remedies  upon  Breach.  In  the  event  that  Executive
          -----------------------------------
breaches, or threatens to breach, any of the material agreements or material covenants set forth herein, the Company will have the right and remedy to seek to obtain injunctive relief, it being agreed that any breach or threatened breach of any of the confidentiality, nonsolicitation or other restrictive covenants and agreements contained herein would cause irreparable injury to the Company and that money damages would not provide an adequate remedy at law to the Company.

     13.  Dispute  Resolution.  Except  for  an  action  exclusively  seeking
          ------------------
injunctive relief, any disagreement, claim or controversy arising under or in connection with this Agreement, including Executive's employment or termination of employment with the Company will be resolved exclusively by arbitration before a single arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the "Rules"), provided that, the arbitrator will allow for discovery sufficient to adequately arbitrate any statutory claims, including access to essential documents and witnesses; provided further, that the Rules will be modified by the arbitrator to the extent necessary to be consistent with applicable law. The arbitration will take place in Phoenix, Arizona. The award of the arbitrator with respect to such disagreement, claim or controversy will be in writing with sufficient explanation to allow for such meaningful judicial review as permitted by law, and that such decision will be enforceable in any court of competent jurisdiction and will be binding on the parties hereto. The remedies available in arbitration will be identical to those allowed at law. The arbitrator will be entitled to award reasonable attorneys' fees to the prevailing party in any arbitration or judicial action under this Agreement, consistent with applicable law. The Company and Executive each will pay its or his own attorneys' fees and costs in any such arbitration, provided that, the Company will pay for any costs, including the arbitrator's fee, that Executive would not have otherwise incurred if the dispute were adjudicated in a court of law, rather than through arbitration.

     14.  Binding  Agreement.  This  Agreement  is  a  personal contract and the
          ------------------
rights and interests of Executive hereunder may not be sold, transferred, assigned, pledged, encumbered or hypothecated by him, provided that all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by Executive's personal or legal representatives, executors, heirs, administrators, successors, distributors, devisees and legatees.

          (b) In addition to any obligations impose by law upon any successor to Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets of Company, by agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would by required to perform if no such succession had taken place.

     15.  Disclosure  Obligations.  During  the  Term,  Executive agrees to make
          -----------------------
prompt and full disclosure to the Company of any change of facts or circumstances that may affect Executive's obligations undertaken and acknowledged herein, and Executive agrees that the Company has the right to notify any third party of the existence and content of Executive's obligations hereunder.


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
     16.  Return  of  Company  Property.  Executive  agrees  that  following the
          -----------------------------
termination of his employment for any reason, he will promptly return all property of the Company, its subsidiaries, affiliates and any divisions thereof he may have managed that is then in or thereafter comes into his possession, including, but not limited to, documents, contracts, agreements, plans, photographs, books, notes, electronically stored data and all copies of the foregoing, as well as any materials or equipment supplied by the Company to Executive.

     17.  Entire  Agreement.  This  Agreement  contains  all  the understandings
          -----------------
between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or written, previously entered into by them with respect thereto. Executive represents that, in executing this Agreement, he does not rely, and has not relied, on any representation or statement not set forth herein made by the Company with regard to the subject matter, bases or effect of this Agreement or otherwise.

     18.  Amendment  or Modification, Waiver. No provision of this Agreement may
          -----------------------------------
be amended or waived unless such amendment or waiver is agreed to in writing, signed by Executive and by a duly authorized officer of the Company. The failure of either party to this Agreement to enforce any of its terms, provisions or covenants will not be construed as a waiver of the same or of the right of such party to enforce the same. Waiver by either party hereto of any breach or default by the other party of any term or provision of this Agreement will not operate as a waiver of any other breach or default.

     19.  Notices.  Any notice to be given hereunder will be in writing and will
          -------
be deemed given when delivered personally, sent by courier or fax or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

     To  Executive  at:

     Peter  J.  Bergmann
     Suite  214
     520  Washington  Blvd.
     Marina  del  Rey,  California  90292
     Phone:  (310)  578-2040
     Fax:  (310)  388-4617

     YP  Corp.
     Suite  105
     4840  East  Jasmine  Street
     Mesa,  Arizona  85205-3321
     Phone:  (480)  860-0011
     Fax:  (480)  325-1257


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
     To  the  Company  at:

     YP  Corp.
     Suite  105
     4840  East  Jasmine  Street
     Mesa,  Arizona  85205-3321
     Phone:  (480)  860-0011
     Fax:  (480)  325-1257
     Attention:  Board  of  Directors

Any notice delivered personally or by courier under this Section will be deemed given on the date delivered. Any notice sent by fax or registered or certified mail, postage prepaid, return receipt requested, will be deemed given on the date faxed or mailed. Each party may change the address to which notices are to be sent by giving notice of such change in conformity with the provisions of this Section. A copy of all notices sent to Executive shall be simultaneously sent to Phillips Nizer LLP, 666 Fifth Avenue, New York, NY 10103-0084; attention: David H. Chidekel, Esq.

     20.  Severability.  In  the  event  that  any one or more of the provisions
          ------------
of this Agreement will be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Agreement will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement will be held to be excessively broad as to duration, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

     21.  Survivorship.  The  respective  rights  and obligations of the parties
          ------------
hereunder will survive any termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

     22.  Each Party the Drafter. This Agreement and the provisions contained in
          -----------------------
it will not be construed or interpreted for or against any party to this Agreement because that party drafted or caused that party's legal representative to draft any of its provisions.

     23.  Governing  Law.  This  Agreement  will be governed by and construed in
          --------------
accordance with the laws of the State of Arizona, without regard to its conflicts of laws principles.

     24.  Headings.  All descriptive headings of sections and paragraphs in this
          --------
Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

     25.  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which will be deemed an original, but all of which together will constitute one and the same instrument.

     26.  Indemnification.  Company  shall  indemnify,  hold harmless and defend
          ---------------
Executive for all acts or omissions taken or not taken by Executive while performing services for Company upon the terms and conditions set forth in the Indemnification Agreement to be entered into by the parties contemporaneously with this Agreement. At all times during the Term Company shall maintain an insurance policy covering all Officers and Directors of the Company against third party


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claims and lawsuits, and Company shall insure that Executive shall be covered by such policy upon terms and conditions no less favorable to Executive than the terms and conditions governing the coverage accorded to such other Officers and Directors.









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     IN  WITNESS  WHEREOF, the parties hereto have executed this Agreement as of the  date  first  written  above.

YP  CORP.,  a  Nevada  corporation               EXECUTIVE


/s/  DeVal  Johnson                              /s/  Peter  J.  Bergmann
--------------------------                       ------------------------
DeVal  Johnson                                   Peter  J.  Bergmann
Executive  Vice  President
and  Corporate  Secretary























                      [PETER BERGMANN EMPLOYMENT AGREEMENT]


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